POWER OF ATTORNEY


	1.	Designation of Attorneys-in-Fact.  The
undersigned, hereby designates each of Jonathan A. Flatow, Gary J. Kocher and Devin W. Stockfish, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.


	2.	Powers of Attorney-in-Fact.  Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange
Commission ("SEC") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.


	3.	Effectiveness.  This power of attorney shall become effective upon the execution of this document.

	4.	Duration.  This power of attorney
shall remain in effect until revoked by me. This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This
power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded.


	Date:  _April 14, 2005.


	_Marcus Frederick Paul________

	Marcus Frederick Paul

STATE OF _California_	)

COUNTY OF _Los
Angeles	)

SIGNED OR ATTESTED before me on April 14, 2005 by Marcus
Frederick Paul.

			__Hamid Daneshi___________
			Signature of Notary
Public
			___Hamid Daneshi______________
(SEAL)			Typed Name of Notary
Public
			Residing at:_Sherman Oaks, CA___
			My commission
expires:_1/29/09___